                                                                  EXHIBIT 10.2

                               AMENDMENT NO. 1 TO
                          LOAN AND SECURITY AGREEMENT

    THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated this 22nd day of December, 1997, is made by and among

    DAN RIVER INC., a Georgia corporation (the "Borrower");

    The lenders and other financial institutions that are parties to the Loan Agreement hereinafter described (the "Lenders");

    FLEET CAPITAL CORPORATION, a Rhode Island corporation, as agent for the Lenders under the Loan Agreement (in such capacity, the "Agent"); and

    DAN RIVER FACTORY STORES, INC. a Georgia corporation (the "Guarantor"),

    to the Loan and Security Agreement, dated February 3, 1997 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

                                    RECITALS

    A. Pursuant to the Loan Agreement, each Lender has severally agreed to make Revolver Loans to the Borrower up to an amount of such Lender's Revolver Commitment and to make its Term Loan Advance in an amount equal to such Lender's Term Loan Commitment.

    B. The Term Loan and each Lender's Term Loan Advance has been paid in full and, pursuant to Section 6.5 of the Loan Agreement, the Agent has released its Liens in the Equipment Collateral and the Owned Real Property.

    C. The Borrower has sold, or will shortly close the sale of, its Wetumpka Plant and all of the Inventory located therein and has requested that the Agent release its Lien in such Inventory, and the Lenders have granted such request and have authorized and instructed the Agent to release its Lien in such Inventory on behalf of the Lenders.

    D. The Borrower, the Guarantor, the Agent and the Lenders wish to enter into this Amendment for the purposes of making certain changes to the Loan Agreement and consenting to the Agent's release of its Lien in the Inventory located at the Wetumpka Plant, all as more particularly set forth herein.

                             STATEMENT OF AGREEMENT

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower, the Guarantor, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

    The Loan Agreement is hereby amended as follows:

    1.1 Revolver Loans. Section 1.1.1 is amended in its entirety to read as follows:

            1.1.1 Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other
    Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the day before the Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrower whatsoever to make any Revolver Loan if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Swingline Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, either the Borrowing Base or the aggregate amount of the Revolver Commitments then in effect. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments. The Revolver Loans shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans."

    1.2 Term Loan Facility. Section 1.2 is deleted and in lieu thereof is substituted the phrase "RESERVED".

    1.3 Use of Proceeds. Section 1.4 is amended by deleting the word "and" at the end of Section 1.4(i), deleting the period at the end of Section 1.4(ii) and substituting a semi-colon therefor, and adding a new Section 1.4(iii) as follows:

    "(iii) All Swingline Loans made after the effective date of Amendment No. 1 to this Agreement shall be used solely for Borrower's general working capital needs in a manner consistent with the provisions of this Agreement and Applicable Law and for any other purposes not inconsistent with this Agreement."

    1.4     Swingline Facility.  A new Section 1.5 is added as follows:

    1.5     Swingline Subfacility.

            1.5.1 Swingline Loans. Swingline Lender agrees, upon the terms and subject to the conditions set forth herein, to make Swingline Loans to Borrower on any Business Day during the period from the date hereof through the day before the Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time the Swingline Commitment at such time, which Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Swingline Lender shall have no obligation to Borrower whatsoever to make any Swingline Loan if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Swingline Loans then outstanding exceeds, or would exceed after the funding of such Swingline Loan, either the Borrowing Base or the aggregate amount of the Revolver Commitments then in effect. All Swingline Loans shall be Base Rate Loans and shall bear interest from the date advanced until paid (whether at stated maturity, on acceleration, or otherwise) at the interest rate that is applicable to Revolver Loans outstanding that are Base Rate Loans as set forth in Section 2.1(i) hereof. There shall be no minimum amount for Borrowings of Swingline Loans hereunder.

            1.5.2 Swingline Note. Borrower shall execute and deliver to Swingline Lender, on the effective date of Amendment No. 1 to this Agreement, a promissory note substantially in the form of Exhibit A-3 attached hereto and made a part hereof (such promissory note, being hereinafter referred to as the "Swingline Note"), to evidence the Swingline Loans to Borrower, in an original principal amount equal to the amount of the Swingline Commitment. The Swingline Note shall provide for payment of the Swingline Loans evidenced thereby as specified in Section 4 hereof."

    1.5 Interest Rate. Section 2.1.1, Rates of Interest - Revolver Loans, is amended in its entirety to read as follows:

            "2.1.1 Rates of Interest - Revolver Loans. Subject to the provisions of Sections 2.1.8 and 2.1.9 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Revolver Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

                     (i) For Revolver Loans made or outstanding as Base Rate Loans, the Base Rate in effect from time to time; or

                     (ii) For Revolver Loans made or outstanding as LIBOR Rate Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus the Applicable Percentage."

    1.6 Rates of Interest - Term Loan. Section 2.1.2 is deleted and in lieu thereof is substituted the phrase "RESERVED".

    1.7 Adjustment in Rates of Interest. Section 2.1.7 is deleted and in lieu thereof is substituted the phrase "RESERVED".

    1.8     Manner of Borrowing and Funding Revolver Loans and Swingline Loans.
Section 3.1 is amended in its entirety to read as follow:

            "3.1 Manner of Borrowing and Funding Revolver Loans and Swingline Loans. Borrowings under the Commitments established pursuant to Sections
    1.1 and 1.5 hereof shall be made and funded as follows:

            3.1.1 Notice of Borrowing.

                     (i) Whenever Borrower desires to make a Borrowing under this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.4), Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit C annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m., Charlotte, North Carolina time, at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least two (2) Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Rate Loans. Notices received after 11:00 a.m., Charlotte, North Carolina time, shall be deemed received on the next Business Day. Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business
            Day), (c) what portion of any requested Loans are to be Base Rate Loans or LIBOR Rate Loans, (d) in the case of LIBOR Rate Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Rate Loans if a Default or Event of Default exists.

                     (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal (including the repayment to Agent of any drawings under a Letter of Credit or Letter of Credit Guaranty or any other Letter of Credit Obligations or to Swingline Lender of any Swingline Loans), accrued interest, fees or other charges shall be deemed irrevocably to be a request for a Swingline Loan or a Revolver Loan, as determined by Agent, each on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolver Loan or Swingline Loan may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrower to honor any deemed request for a Revolver Loan or a Swingline Loan, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default or Overadvance Condition.

                     (iii) As an accommodation to Borrower, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Rate Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m., Charlotte, North Carolina time, on the same day. Unless Borrower specifically directs Agent and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor any Lender shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by Borrower (except to the extent that such loss or damage results as a consequence of the gross negligence or willful misconduct of Agent or any Lender) and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                     (iv) Any Notice of Borrowing for a Base Rate Loan received by Agent from Borrower pursuant to this Section 3.1 shall be deemed a request for (a) a Swingline Loan if and to the extent that the aggregate amount of the Swingline Loans then outstanding are less than $10,000,000, and (b) a Revolver Loan for the balance of the Base Rate Loan requested in such Notice of Borrowing.

            3.1.2 Fundings By Lenders of Revolver Loans. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1, each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested or deemed requested by Borrower and that Borrower is entitled to receive under this Agreement. Agent shall notify Lenders of each Notice of Borrowing of Revolver Loans by 12:00 noon, Charlotte, North Carolina time, on the proposed funding date in the case of Revolver Loans that are Base Rate Loans or by 12:00 noon, Charlotte, North Carolina time, at least two
    (2) Business Days before the proposed funding date in the case of Revolver Loans that are LIBOR Rate Loans. Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing of Revolver Loans requested by Borrower at Agent's designated bank in immediately available funds not later than 2:00 p.m., Charlotte, North Carolina time, on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon, Charlotte, North Carolina time, on the proposed funding date of a Revolver Loan that is a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m., Charlotte, North Carolina time, of the next Business Day. Subject to its receipt of such amounts from Lenders and provided each of the applicable conditions set forth in Section 10 is satisfied, Agent shall make the proceeds of the Revolver Loans received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal to such Lender's Pro Rata share of the requested Borrowing of Revolver Loans, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such share, such Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrower shall have repaid such corresponding amount, Agent shall promptly return corresponding amount in same day funds.

            3.1.3 Fundings By Swingline Lender of Swingline Loans: Repayment of Swingline Loans.

                     (i) Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1, Swingline
            Lender shall timely honor its Swingline Commitment by funding a Borrowing of Swingline Loans that is properly requested or deemed requested by Borrower and that Borrower is entitled to receive under this Agreement. Agent shall notify Swingline Lender of each Notice of Borrowing of Swingline Loans by 12:00 noon, Charlotte, North Carolina time, on the proposed funding date. Swingline Lender shall deposit with Agent an amount equal to the Borrowing of Swingline Loans requested by Borrower at Agent's designated bank in immediately available funds not later than 2:00 p.m., Charlotte, North Carolina time, on the date of funding such Borrowing, unless Agent's notice to Swingline Lender is received after 12:00 noon, Charlotte, North Carolina time, on the proposed funding date of a Swingline Loan, in which event Swingline Lender shall deposit with Agent the requested Borrowing on or before 11:00 a.m., Charlotte, North Carolina time, of the next Business Day. Subject to its receipt of such amount from Swingline Lender and provided each of the applicable conditions set forth in Section 10 is satisfied, Agent shall make the proceeds of the Swingline Loan received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Agent shall not request Swingline Lender to make any Swingline Loan (a) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (b) the requested Borrowing would exceed the amount of availability on the funding date. Swingline Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making any Swingline Loan.

                     (ii) Each Borrowing of a Swingline Loan shall be due and payable on the earlier to occur of (a) the Commitment Termination Date, or (b) effective immediately upon Agent's giving of a Payment Direction Notice, the receipt by Agent or Borrower of any proceeds of any of the Collateral, to the extent of such proceeds.
            Swingline Lender may, at any time, in its sole discretion by written notice to Borrower and Agent, demand repayment of its outstanding Swingline Loans by way of a Borrowing of Revolver Loans, in which case Borrower shall be deemed to have requested a Borrowing of Revolver Loans comprised entirely of Base Rate Loans in the amount of such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make its Pro Rata share of such Revolver Loans immediately upon any such request or deemed request in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of the requested Revolver Loans may not comply with any of the conditions to a Borrowing specified in Section 10 or any other provision of this Agreement,

            (ii) whether a Default, Event of Default or Overadvance Condition then exists, (iii) failure of any such request or deemed request for Revolver Loans to be made by the time otherwise required in
            Section 3.1.2 hereof, (iv) the date of the Borrowing, or (v) any reduction in the Revolver Commitments or termination of the Commitments relating thereto immediately prior to such Borrowing or contemporaneous therewith. In the event that any such Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith fund (as of the date such Borrowing would otherwise have occurred, but adjusted for any payments received from Borrower on or after such date and prior to such purchase) from Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolver Commitment (determined before giving effect to any termination of the Commitments pursuant to the terms hereof); provided, however, (i) all interest payable on the Swingline Loans shall be for the account of Swingline Lender until the date as of which the respective participation is purchased, and
            (ii) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of such Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                     (iii) If any amounts received by Swingline Lender in respect of any Swingline Loans are later required to be returned or repaid by Swingline Lender to Borrower or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Swingline Lender with notice to Agent, pay to Agent for the account of Swingline Lender, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Swingline Lender.

            3.1.4 Disbursement Authorization. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan and Swingline Loan requested, or deemed to be requested pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan and Swingline Loan requested under Section 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan and Swingline Loan requested under Section 3.1.1 (ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. "

    1.9 Number of LIBOR Rate Loans. Section 3.3.1 is amended in its entirety to read as follows:

            "3.3.1 Number of LIBOR Rate Loans. In no event may the number of LIBOR Rate Loans outstanding in respect of the Revolver Loans at any time exceed six (6)."

    1.10 Repayment of Revolver Loans. Section 4.2.1(i) is amended in its entirety to read as follows:

            "(i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, unless converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon the earlier of (a) effective immediately upon Agent's giving of a Payment Direction Notice, the receipt by Agent or Borrower of any proceeds of any of the Collateral, to the extent that such proceeds are not used to repay any Swingline Loans then outstanding as required by Section 3.1.3(ii) hereof, or (b) the Commitment Termination Date."

    1.11 Repayment of Swingline Loans. A new Section 4.2.3 is added as follows:

            "4.2.3 Repayment of Swingline Loans. The outstanding principal amounts of the Swingline Loans shall be due and payable in accordance with the provisions of Section 3.1.3(ii) hereof."

    1.12 Lien on Owned Real Property. Section 6.4 is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED".

    1.13    Release of Liens in Equipment Collateral and Owned Real Property.
Section 6.5 is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED", all parties hereto hereby acknowledging that the Liens of the Agent in the Equipment Collateral and the Owned Real Property have been released by the Agent in accordance with the provisions of such Section.

    1.14 Administration of Equipment Collateral. Section 7.4 is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED".

    1.15 Environmental Matters. Section 9.1.14 is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED".

    1.16 Consolidated Net Worth. Section 9.3.2 is amended in its entirety to read as follows:

            "9.3.2 Consolidated Net Worth. Borrower shall maintain at all times a Consolidated Net Worth equal to the sum of (i) $131,964,000, plus
    (ii) one hundred percent (100%) of the net income after taxes of Borrower and its Subsidiaries for the fiscal year ending January 3, 1998 and each fiscal year thereafter (but shall not decrease by any net losses)."

    1.17 Project Loan Documents. Section 11.1.9 is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED".

    1.18    Definitions.  Appendix A is amended as follows:

            (i) New definitions are added in the proper alphabetical order as follows:

            "Applicable Percentage - for any day and for any LIBOR Rate Loan, the rate per annum set forth below opposite the applicable Level then in effect:

                                                   Applicable
                                                 Percentage for
                     Level                       LIBOR Rate Loan
                     -----                       ---------------
                     Level I                           1.50%
                     Level II                          1.24%
                     Level III                         1.0%
                     Level IV                          0.75%
                     Level V                           0.50%


    The Applicable Percentage shall, in each case, be determined after receipt by Agent of the financial statements as of the end of each fiscal quarter of Borrower and its Subsidiaries and for that portion of the fiscal year of Borrower and its Subsidiaries then ended which are required to be delivered to Agent in accordance with the provisions of Section 9.1.3 (ii) of the Agreement, and shall be adjusted effective on the first day of the fiscal quarter following the receipt by Agent of such financial statements (each, an "Adjustment Date"). Such Applicable Percentage shall be effective from such Adjustment Date until the next such Adjustment Date. Commencing upon the effectiveness of Amendment No. 1 to this Agreement, the initial Applicable Percentage shall be based on Level IV until the first Adjustment Date occurring thereafter.

    Level - as at the determination thereof at the end of each fiscal quarter of Borrower and its Subsidiaries, the level set forth below corresponding to the Funded Indebtedness for Money Borrowed/Consolidated EBITDA Ratio as of the end of such fiscal quarter:


                     Level                Ratio
                     -----                -----
                     Level I          greater than or equal to 3.0
                     Level II         greater than or equal to 2.50 but <3.0
                     Level III        greater than or equal to 2.0 but <2.50
                     Level IV         greater than or equal to 1.3 but <2.0
                     Level V          <1.3


    Funded Indebtedness for Money Borrowed - that portion of Indebtedness for Money Borrowed of Borrower and its Subsidiaries consisting of the Loans outstanding under this Agreement and all Subordinated Debt.

    Funded Indebtedness for Money Borrowed/Consolidated EBITDA Ratio - on the determination thereof as of the end of any fiscal quarter, the ratio of (i) the aggregate principal balance of all Funded Indebtedness for Money Borrowed outstanding as of the end of such fiscal quarter to (ii) Consolidated EBITDA of Borrower and its Subsidiaries for the four (4) fiscal quarters then ending.

    Swingline Lender - Fleet, in its capacity as Swingline Lender under the Agreement, and its successors and assigns.

    Swingline Commitment - the sum of Ten Million Dollars ($10,000,000)."

(ii) The definition of "Borrowing" is amended in its entirety to read as follows:

    "Borrowing - a borrowing of a Revolver Loan made on the same day by Lenders or a Swingline Loan made by Swingline Lender."

(iii) The definition of "Borrowing Base" is amended in its entirety to read as follows:

            "Borrowing Base - at any date of the determination thereof, an amount equal to the sum of (a) the Accounts Borrowing Base, plus (b) the Inventory Borrowing Base, less (c) 100% of the undrawn face amount of any Letters of Credit and Letter of Credit Guaranties outstanding on such date, less (d) the sum of the following (without duplication) not to exceed, however, in the aggregate at any one time the sum of One Million Dollars ($1,000,000), unless an Event of Default exists, (i) all amounts or other charges which are then due and payable by Borrower to any landlord of any premises where any Collateral is located or to any processor, finisher or other Person which may have a claim against any Collateral, if and to the extent such landlord, processor, finisher or other Person has not executed in favor of Agent a waiver of its claims in respect of such Collateral provided such amounts are net of any reserves imposed with respect to Eligible Inventory with respect to such matters, (ii) any taxes assessed upon the Collateral which are then due and payable by Borrower and which are not being contested in accordance with Section 9.1.1 of the Agreement, and (iii) the costs of any casualty insurance which is required to be maintained by Borrower pursuant to
    Section 7.1.2 of the Agreement which are then due and payable by Borrower, provided that Agent shall first have given Borrower at least ten (10) days written notice of such amounts prior to the imposition of such reserves pursuant to this clause (d), and less (e) any amounts which Agent or Lenders may pay pursuant to any of the Loan Documents for the account of Borrower and its Subsidiaries and which have not been reimbursed by Borrower."

    (iv) The definition of "Commitment" is amended in its entirety to read as follows:

            "Commitment - at any date for any Lender, including Swingline Lender, such Lender's Revolver Commitment and Swingline Commitment and "Commitments" means all Revolver Commitments and the Swingline Commitment."


    (v) The definition of "Inventory Borrowing Base" is amended by deleting the classification of Inventory called the "Wetumpka Plant Inventory".

    (vi) The definition of "Loan" is amended in its entirety to read as follows:

            "Loan - a Revolver Loan or a Swingline Loan or all or any of them as the context may require."

    (vii) The definition of "Notes" is amended in its entirety to read as follows:

            "Notes - the Revolver Notes and the Swingline Note or all or any of them as the context may require."

    (viii) The definitions of "Overadvance" and "Overadvance Condition" are amended in their entirety to read as follows:

            "Overadvance - a Revolver Loan made by Lenders, or a Swingline Loan made by Swingline Lender, when an Overadvance Condition exists or would result from the making of such Revolver Loan or Swingline Loan.

            Overadvance Condition - at any date, a condition such that the principal amount of the Revolver Loans and Swingline Loans outstanding to Borrower on such date exceeds the Borrowing Base on such date."

    (ix) The definition of "Required Lenders" is amended in its entirety to read as follows:

            "Required Lenders - at any date of determination thereof, Lenders having Revolver Commitments representing at least 66-2/3 % of the aggregate Revolver Commitments at such time; provided, however, that if any Lender shall have failed to fund its Pro Rata share of any Borrowing of Revolver Loans in accordance with the terms of the Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) having Revolver Commitments representing at least 66 2/3 % of the aggregate Revolver Commitments at such time; provided, further, however, that if the Revolver Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) holding Revolver Loans representing at least 66-2/3 % of the aggregate principal amount of Revolver Loans outstanding at such time."

    (x) The definitions of "Pending Revolver Loans", "Settlement Date", "Settlement Loan" and "Settlement Report" are deleted.

    1.19 Term Loan References. All references to the Term Loans and the Term Notes in the Loan Agreement are deleted and shall be disregarded.

    1.20 Exhibit A-3. Exhibit A-3 attached hereto is made Exhibit A-3 to the Loan Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    The Borrower hereby represents and warrants to the Agent and each Lender that:

    2.1 Compliance with the Loan Agreement. As of the execution of this Amendment, the Borrower and each of its Subsidiaries are in compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents to be observed or performed by the Borrower and each of its Subsidiaries, except where the failure of the Borrower and its Subsidiaries has been waived in writing by the Required Lenders or, with the written consent of the Required Lenders, the Agent.

    2.2 Representations in Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects as of the date of this Amendment except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired.

    2.3     No Event of Default.  No Default or Event of Default exists.

                                  ARTICLE III

              MODIFICATION OF LOAN DOCUMENTS; RELEASE OF INVENTORY
                          COLLATERAL AT WETUMPKA PLANT

    3.1 Loan Documents. The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, modified, restated or supplemented from time to time.

    3.2 Consent by the Guarantor. The Guarantor hereby consents to, and agrees to be bound by, the Agent's release of its Lien in the Inventory located at the Wetumpka Plant and each of the amendments to the Loan Agreement set forth herein, and confirms that the Guaranty Agreement and the Guarantor Security Agreement to which the Guarantor is a party each remains in full force and effect, enforceable against the Guarantor in accordance with its respective terms.

    3.3 Release of Inventory Collateral at Wetumpka Plant. The Lenders hereby consent to the release of the Lien of the Agent for the benefit of the Lenders in all Inventory located at the Wetumpka Plant and hereby authorize and instruct the Agent to execute, deliver and record such documents as shall be necessary to release and terminate of record the Agent's Lien in such Inventory.

                                   ARTICLE IV

                                    GENERAL

    4.1 Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, "hereinafter", "hereto", "hereof" or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

    4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

    4.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

    4.4 Expenses. The Borrower shall reimburse the Agent for all reasonable legal fees and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the release of the Agent's lien in the Inventory located at the Wetumpka Plant authorized hereby.

    4.5 Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                         BORROWER:

                                         DAN RIVER INC.



                                         By:---------------------------
                                         Title:------------------------

                                         GUARANTOR:

                                         Dan River Factory Stores, Inc.



                                         By:---------------------------
                                         Title:------------------------


                                         AGENT:

                                         FLEET CAPITAL CORPORATION, as Agent



                                         By:---------------------------
                                         Title:------------------------


                                         LENDERS:

                                         FLEET CAPITAL CORPORATION



                                         By:---------------------------
                                         Title:------------------------

                                         WACHOVIA BANK, N.A. (formerly known as
                                           WACHOVIA Bank of Georgia, N.A.)


                                         By:---------------------------
                                         Title:------------------------

                                         NATIONSBANK, N.A.


                                         By:---------------------------
                                         Title:------------------------

                                         FIRST UNION COMMERCIAL
                                           CORPORATION


                                         By:---------------------------
                                         Title:------------------------

                                         THE FIRST NATIONAL BANK OF
                                         CHICAGO



                                         By:---------------------------
                                         Title:------------------------

                                         TRANSAMERICA BUSINESS CREDIT
                                         CORPORATION



                                         By:---------------------------
                                         Title:------------------------

                                         BANKBOSTON, N.A. (f/k/a First
                                         National Bank of Boston)


                                         By:---------------------------
                                         Title:------------------------

                                  EXHIBIT A-3

                                 SWINGLINE NOTE


$10,000,000                                               December 22, 1997
                                                      Charlotte, North Carolina


    FOR VALUE RECEIVED, the undersigned, DAN RIVER INC., a Georgia corporation (hereinafter "Borrower"), hereby promises to pay to the order of FLEET
CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Swingline Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Ten Million Dollars ($10,000,000), or such lesser sum as may constitute the outstanding principal amount of all Swingline Loans made pursuant to the terms of the Loan Agreement (as such term is defined below), together with interest from and after the date hereof on the unpaid principal balance outstanding, and, to the extent permitted by Applicable Law, accrued interest at the rates of interest in effect from time to time and on the dates as set forth in the Loan Agreement.

    This Swingline Note (the "Note") is the Swingline Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement, dated February 3, 1997, by and among Borrower, Fleet Capital Corporation, as agent (in such capacity, the "Agent") for Swingline Lender and the other financial institutions from time to time parties thereto ("Lenders"), and the Lenders (hereinafter, as amended from time to time, the "Loan Agreement "), and is entitled to all of the benefits and security of the Loan Agreement and the Loan Documents executed and delivered in connection therewith. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

    Upon the occurrence of an Event of Default and for so long as such Event of Default shall exist, the principal balance of, all accrued and unpaid interest on, and all other amounts owing under, this Note shall become, or may be declared to be, immediately due and payable in the manner and with the effect as provided in the Loan Agreement. In the event that this Note is not paid when due, whether at the stated maturity date, by acceleration or otherwise, Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees and expenses.

    Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and all other notices of any kind.

    This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina and is intended to take effect as an instrument under seal.

    IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Charlotte, North Carolina, on the date first above written.

ATTEST:                                       DAN RIVER INC.
                                     ("Borrower")


--------------------------                            By:--------------------
    Secretary                        Title:-----------------------

    [CORPORATE SEAL]